Exhibit 10.24

AMENDMENT TO

RESTRICTED STOCK AGREEMENT

PAPA MURPHY’S HOLDINGS, INC.

2010 MANAGEMENT INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”), dated as of April     , 2014, is entered into by and between Papa Murphy’s Holdings, Inc., a Delaware corporation (the “Company”) and [—] (the “Grantee”).

WHEREAS, the Grantee was awarded [—] shares of restricted stock (the “Restricted Stock”) of the Company pursuant to that certain Restricted Stock Agreement, dated as of [—] (the “Restricted Stock Agreement”);

WHEREAS, the Company and the Grantee desire to amend the vesting provisions applicable to the Restricted Stock; and

WHEREAS, Section 10(e) of the Restricted Stock Agreement provides that such agreement may be amended by mutual consent.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 1 of the Restricted Stock Agreement is hereby amended by deleting in its entirety the definition of “Restricted Shares” and replacing the definition with the following:

“Restricted Shares” shall initially mean all of the Shares being purchased by the Grantee on the Effective Date; provided that as of the Lee Equity Qualified Liquidation Event, all of the Restricted Shares shall become Vested Shares if Grantee remains an employee on such date and that the Restricted Shares shall automatically and without further action cease to vest upon the occcurrence of any Termination Event; provided further that if an Initial Public Offering is consummated, the Committee shall have authority to establish performance vesting criteria to substitute for the Lee Equity Qualified Liquidation Event. In the Committee’s sole discretion such substitute performance vesting criteria may be based on performance vesting criteria that it determines are appropriate for the vesting of Restricted Stock of a public company and may consist of substantially the same performance vesting criteria as is established for performance vesting awards granted in connection with the Initial Public Offering.

2. All other provisions of the Restricted Stock Agreement not specifically amended in this Amendment are ratified and confirmed and shall remain in full force and effect. Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Restricted Stock Agreement.

3. This Amendment shall be governed by the laws of the State of Delaware without regard to its conflict of laws provisions that if applied might require the application of the laws of another jurisdiction.

4. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

PAPA MURPHY’S HOLDINGS, INC.

By:
Name:
Title:

GRANTEE

By:
Name:

SIGNATURE PAGE TO

OPTION AGREEMENT AMENDMENT